EXECUTION VERSION
Exhibit 10.1
WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT
          WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of November 6, 2007 (this “Amendment”), among ATARI, INC., a Delaware corporation, as borrower (the “Borrower”), the lenders party to the Credit Agreement referred to below (the “Lenders”), and BLUEBAY HIGH YIELD INVESTMENTS (LUXEMBOURG) S.A.R.L., as successor administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Credit Agreement referred to below.
W I T N E S S E T H:
          WHEREAS, the parties hereto are parties to that certain Credit Agreement, dated as of November 3, 2006 (as amended, supplemented or otherwise modified to, but not including, the date hereof, the “Credit Agreement”);
          WHEREAS, the Defaults and Events of Default specified on Schedule 1 hereto have occurred prior to and are continuing as of the date hereof (collectively, the “Existing Defaults”); and
          WHEREAS, the Borrower has requested that the Lenders waive the Existing Defaults and amend the Credit Agreement, and the Lenders have agreed to such waiver and amendments on the terms and conditions set forth herein.
          NOW, THEREFORE, it is agreed:
I. Waiver. Subject to the terms and conditions of this Amendment, and in reliance on the representations, warranties and covenants of the Borrower contained herein, from and after the Second Amendment Effective Date (as defined below), the Lenders waive all Existing Defaults. Nothing herein shall be deemed to constitute a waiver of compliance by the Borrower with its representations, warranties, covenants or obligations under, or compliance with any other term, provision or condition of, the Credit Agreement (as amended hereby) or any other Loan Document from and after the Second Amendment Effective Date.
II. Amendments to the Credit Agreement. Subject to the terms and conditions of this Amendment, and in reliance on the representations, warranties and covenants of the Borrower contained herein, from and after the Second Amendment Effective Date, the Credit Agreement is amended as follows:
          1. Section 1.01 is amended as follows:
          (a) The definition of “Loan Documents” is amended by amending and restating it as follows:
     “‘Loan Documents’ means this Agreement, any promissory notes executed and delivered pursuant to Section 2.09(e), the Collateral Documents, the Credit Parties Guaranty, the Intercreditor Agreement and any and all other instruments and documents executed and delivered in connection with any of the foregoing.”; and
          (b) the following new defined terms are inserted in the appropriate alphabetical order:
     “‘IESA’ shall mean Infogrames Entertainment, S.A., a French corporation.
     ‘Intercreditor Agreement’ shall mean, from and after the execution and delivery thereof, an intercreditor agreement (if any) among the Administrative Agent, IESA and the Borrower.
     ‘Second Amendment Effective Date’ means the date the conditions set forth in Part V of the Waiver and Second Amendment to Credit Agreement are satisfied or waived by the Lenders.
     ‘TDU License Agreements’ shall mean the TDU Trademark License Agreement and the TDU Other IP License Agreement, collectively.
     ‘TDU Other IP License Agreement’ shall mean that certain General Intellectual Property and Proprietary Rights (Other Than Trademark Rights) License of the Test Drive Franchise, dated as of November 8, 2007 between the Borrower, as licensor, and IESA, as licensee, in respect of the video game called “Test Drive Unlimited” and the intellectual property and proprietary rights associated therewith, as amended, amended and restated, supplemented or otherwise modified from time to time with the prior consent of the Administrative Agent.
     ‘TDU Trademark License Agreement’ means that certain Trademark License of the Test Drive Franchise, dated as of November 8, 2007 between the Borrower, as licensor, and IESA, as licensee, in respect of the video game called “Test Drive Unlimited” and the trademarks associated therewith, as amended, amended and restated, supplemented or otherwise modified from time to time with the prior consent of the Administrative Agent.
     ‘Waiver and Second Amendment to Credit Agreement’ means the Waiver and Second Amendment to Credit Agreement, dated as of November 6, 2007, among the Borrower, the Administrative Agent and the Lenders party thereto.”.
          2. Section 6.01 is amended by amending and restating paragraph (e) as follows:
     “(e) Indebtedness of the Borrower arising under TDU License Agreements;”.
          3. Section 6.02 is amended by amending and restating paragraph (c) as follows:

     “(c) Liens created to secure obligations arising under the TDU License Agreements; provided that such Liens shall at all times be junior in priority and right to the Liens under the Collateral Documents and shall be subject to the terms of the Intercreditor Agreement; and”
          4. Section 6.07 is amended by amending and restating paragraph (e) as follows:
     “(e) transactions pursuant to the TDU License Agreements.”.
          5. Section 6.08(b)(iv) is amended by amending and restating it as follows:
     “(iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed under the TDU License Agreements or by any other agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and”
          6. Article VII is amended by (i) deleting from paragraph (m) “November 5, 2007” and substituting therefor “November 12, 2007”; and (ii) inserting in paragraph (n) immediately before the semicolon at the end thereof the following:
     “, or the Intercreditor Agreement or any provision thereof shall cease to be in full force or effect (except in accordance with its terms), any of the parties thereto (other than the Administrative Agent) shall deny or disaffirm their respective obligations thereunder or any of the parties thereto (other than the Administrative Agent) shall default in the due performance or observance of any term, covenant or agreement on their part to be performed or observed pursuant to the terms thereof”.
III. Acknowledgments and Agreements.
          1. The Borrower acknowledges and agrees that each of the Loan Documents to which it is a party (i) constitutes its legal, valid and binding obligation, and is enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principals (regardless of whether enforcement is sought in equity or at law), and (ii) is hereby reaffirmed and ratified, including without limitation, each of the waiver of claims and defenses granted by the Borrower under the Loan Documents. Without limiting the generality of the foregoing, the Borrower unconditionally and irrevocably waives any claim or defense in respect of the Obligations, including, without limitation, any claim or defense based on any right of setoff or counterclaim.

          2. As of November 6, 2007, the Borrower acknowledges and agrees that it is indebted to the Lenders in the aggregate principal amount of $10,343,439.95, which is the outstanding principal amount of the Revolving Loans plus accrued and unpaid and accruing interest and fees. Nothing contained herein shall alter, amend, modify or extinguish the obligation of the Borrower to repay the Obligations, and neither this Amendment nor any of the other documents, agreements or instruments executed or delivered in connection herewith or related hereto constitutes a novation or, except as expressly provided herein, modification of any of the Loan Documents.
          3. The Borrower acknowledges and agrees that all of its assets pledged, assigned, conveyed, mortgaged, hypothecated or transferred to the Administrative Agent for the benefit of the Lenders pursuant to the Collateral Documents including, without limitation, the Collateral, are (and shall continue to be) subject to the fully perfected liens and security interests of the Administrative Agent for the benefit of the Lenders (subject only to Permitted Encumbrances), as collateral security for all of the Obligations. Without limiting the other provisions of the Loan Documents, the Borrower will, and will cause its Subsidiaries to, promptly take all actions and execute or deliver all documents, agreements and instruments, including any Uniform Commercial Code financing statement amendments, U.S. Patent and Trademark filings and/or amendments to or new control agreements in respect of any of the Borrower’s Deposit Accounts (defined below), required by the Administrative Agent to implement the transactions contemplated by the Amendment and the documents, agreements and/or instruments executed or delivered in connection herewith. The Borrower hereby respectively reaffirms and ratifies its prior conveyance to the Administrative Agent for the benefit of the Lenders of a continuing security interest in and lien on the Collateral described in the instrument conveying such security interest.
          4. The Borrower shall enter into an Intercreditor Agreement, in form and substance satisfactory to the Administrative Agent, with IESA and the Administrative Agent on or prior to the 5th Business Day following the date hereof, or, if later, promptly, but no later than on or prior to the 1st Business Day, following the execution and delivery thereof by the Administrative Agent and IESA.
IV. Representations and Warranties. In order to induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants as follows:
          1. After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing, and all of the representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the Second Amendment Effective Date, it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be true and correct in all material respects only as of such specified date.
          2. It has the power, and has been duly authorized by all requisite action, to execute and deliver this Amendment and the other documents, agreements and instruments executed or delivered in connection herewith to which it is a party, and to perform its obligations hereunder and thereunder. This Amendment and the other documents, agreements and instruments executed and delivered in connection herewith have been duly executed and delivered by it. This Amendment and the other documents, agreements and instruments executed and delivered in connection herewith are its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally (regardless of whether enforcement is sought at equity or at law).
          3. Neither the execution, delivery or performance by the Borrower of this Amendment or of the other documents, agreements or instruments executed and delivered in connection herewith to which it is a party, nor compliance by it with the terms and provisions hereof or thereof, will (i) contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, except for those set forth on Schedule 3.03 to the Credit Agreement or for immaterial such contraventions arising as a result of the execution, delivery or performance of this Amendment or the other documents, agreements or instruments executed and delivered in connection herewith, (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Loan Documents and the TDU License Agreements) upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, deed to secure debt, credit agreement or loan agreement, or any other material agreement, contract or instrument (other than those set forth on Schedule 3.03 of the Credit Agreement), in each case to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of the Borrower or any of its Subsidiaries.
          4. Except as set forth on Schedule 3.06 of the Credit Agreement, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Second Amendment Effective Date and which remain in full force and effect on the Second Amendment Effective Date, (y) those filings which are necessary to perfect the security interests created under the Collateral Documents, and (z) those disclosure filings to be made with the Securities and Exchange Commission or any successor thereto (the “SEC”), provided that such filings are made within the required time periods or are waived (as specified by applicable laws)), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, the Borrower to authorize, or is required to be obtained or made by, or on behalf of, the Borrower in connection with, (i) the execution, delivery and performance of this Amendment or any document, agreement or instrument executed or delivered in connection herewith to which it is a party, or (ii) the legality, validity, binding effect or enforceability of this Amendment or any document, agreement or instrument executed or delivered in connection herewith to which it is a party.
          5. There are no pending or, to the best knowledge of the Borrower after due inquiry, threatened, actions suits or proceedings (i) with respect to this Amendment or any document, agreement or instrument executed or delivered in connection herewith, or (ii) other than those previously disclosed to the Administrative Agent in writing, that would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

V. Conditions to Effectiveness. This Amendment shall become effective on the date (the “Second Amendment Effective Date”) when (i) the Borrower and the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent; and (ii) the Administrative Agent shall have received the following:
               (a) from the Borrower, in immediately available funds, the unpaid fees and expenses of White & Case LLP incurred in connection with this Amendment;
               (b) a fully executed copy of the TDU License Agreements in the form of Exhibit A annexed hereto and all other documents, agreements and instruments executed or delivered in connection therewith, in each case, the agreements shall be in full force and effect;
               (c) satisfactory evidence from the Borrower that it has received not less than $5,000,000 pursuant to the TDU License Agreements;
               (d) a certificate of the Borrower’s secretary or assistant secretary certifying the names and the signatures of its officers who are authorized to execute this Amendment and, as the case may be, the other documents, agreements and instruments executed or delivered in connection herewith to which it is a party;
               (e) copies, certified by the secretary or assistant secretary of the Borrower, of the resolutions of its board of directors or similar governing body, approving this Amendment and, as the case may be, the documents, agreements and instruments executed or delivered in connection herewith to which it is a party, and the transactions contemplated hereby and thereby;
               (f) an opinion of counsel to the Borrower addressed to each of the Administrative Agent and Lenders, dated as of the Second Amendment Effective Date, in form and substance satisfactory to the Administrative Agent; and
               (g) such other documents, instruments, and agreements reasonably requested by the Administrative Agent.
VI. RELEASE. IN CONSIDERATION OF THE ADMINISTRATIVE AGENT’S AND EACH LENDER’S EXECUTION OF THIS AMENDMENT, AND OF EACH BORROWING FROM TIME TO TIME AFTER THE SECOND AMENDMENT EFFECTIVE DATE, THE BORROWER UNCONDITIONALLY AND IRREVOCABLY ACQUITS AND FULLY FOREVER RELEASES AND DISCHARGES THE ADMINISTRATIVE AGENT AND EACH LENDER, AND THEIR MANAGEMENT COMPANY AND ALL AFFILIATED FUNDS UNDER THE MANAGEMENT OF SUCH MANAGEMENT COMPANY, AND EACH OF THEIR RESPECTIVE PARTNERS, SUBSIDIARIES, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS, FINANCIAL ADVISORS, PRINCIPALS, DIRECTORS AND SHAREHOLDERS OF SUCH PERSONS, AND THEIR RESPECTIVE HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASEES”), FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION,

OBLIGATIONS, REMEDIES, SUITS, DAMAGES AND LIABILITIES OF ANY NATURE WHATSOEVER, WHETHER OR NOT NOW KNOWN, SUSPECTED OR CLAIMED, WHETHER ARISING UNDER COMMON LAW, IN EQUITY OR UNDER STATUTE, WHICH THE BORROWER EVER HAD OR NOW HAS AGAINST ANY OF THE RELEASEES AND WHICH MAY HAVE ARISEN AT ANY TIME PRIOR TO THE DATE HEREOF AND WHICH WERE IN ANY MANNER RELATED TO THIS AMENDMENT, THE CREDIT AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY RELATED DOCUMENTS, INSTRUMENTS OR AGREEMENTS, OR THE ENFORCEMENT OR ATTEMPTED OR THREATENED ENFORCEMENTS BY ANY OF THE RELEASEES OF ANY OF THEIR RESPECTIVE RIGHTS, REMEDIES OR RECOURSE RELATED THERETO.
VII. Miscellaneous.
          1. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
          2. This Amendment is limited as specified and, except as expressly set forth herein, shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any Loan Document.
          3. THIS AMENDMENT, AND THE DOCUMENTS, AGREEMENTS AND INSTRUMENTS EXECUTED OR DELIVERED IN CONNECTION HEREWITH, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THEREOF. Each of the parties hereto agrees that the provisions of Section 9.09 of the Credit Agreement shall apply to any action with respect to this Amendment, and the documents, agreements and the instruments, executed or delivered in connection herewith.
          4. All notices and other communications provided for hereunder shall be made or given to the parties hereto in the manner and at the address and telecopier numbers specified in Section 9.01 of the Credit Agreement and shall be deemed made or given, and effective, as set forth in such section.
          5. From and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the other Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby. This Amendment shall constitute a Loan Document for all purposes under the Credit Agreement and the other Loan Documents.
* * *

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

ATARI, INC., as Borrower

By:	/s/ Curtis G. Solsvig

Name: Curtis G. Solsvig III Title: Chief Restructuring Officer

By:

Name: Title:

BLUEBAY HIGH YIELD INVESTMENTS (LUXEMBOURG) S.A.R.L., as administrative agent and lender

By: BlueBay Asset Management PLC, acting as agent for BlueBay High Yield Investments (Luxembourg) S.a.r.l.

By:	/s/ Gina J. Germano

Name:
Title: